Exhibit 10.30

      FIRST DEFIANCE FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK

AWARD AGREEMENT

Premier Financial Corp., (the “Company”) formerly known as First Defiance Financial Corp., hereby grants the undersigned Participant an Award consisting of Shares of Restricted Stock in the Company, subject to the terms and conditions described in the First Defiance Financial Corp. 2018 Equity Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).

For purposes of clarity, the Company adopted the First Defiance Financial Corp. 2018 Equity Incentive Plan pursuant to which Restricted Stock may be granted; First Defiance Financial Corp. and United Community Financial Corp. merged effective January 31, 2020; and the survivor subsequently changed its name to Premier Financial Corp.

1.Name of Participant:  __________ (the “Participant”).

2.	Grant Date: __________ (the “Grant Date”).
3.	Award of Restricted Stock: The Award consists of __________ Shares of Restricted Stock.
4.	Vesting: Subject to the provisions of this Award Agreement, the Award shall vest on the third anniversary of the Grant Date (the “Vesting Date”) provided that the Participant is employed on that date.
5.	Limitations on Vesting: If the Participant’s employment terminates for any reason prior to the Vesting Date, the Participant shall forfeit the Award. Notwithstanding the foregoing:
(a)	Death or Disability: In the event of the Participant’s death or Disability prior to the Vesting Date, the Award shall become immediately vested as of the date of death or Disability.
(b)

Change in Control:  If a Change in Control of the Company occurs after the Grant Date but prior to the Vesting Date and the Participant is terminated by the Company other than for Cause prior to the Vesting Date and during the period beginning immediately prior to the date of the Change in Control and ending 12 months after the date of the Change in Control, the Award shall become immediately vested as of the later of the date of such termination or the date of such Change in Control.

6.

Settlement:  If the applicable terms and conditions of this Award Agreement are satisfied, the Shares of Restricted Stock shall be released from any transfer restrictions or delivered to the Participant as soon as practicable, but not later than 30 days after all applicable restrictions have lapsed.

7.	Non-Competition and Non-Solicitation:
(a)	Throughout the period from the Grant Date to the Vesting Date or, if earlier, to the first anniversary of the Participant’s termination of employment for any reason (the “Non-

Compete Period”), the Participant agrees that he will not, except on behalf of the Company or any Subsidiary (collectively, the “Control Group”) or with the written consent of a member the Control Group: (a) engage in any business activity, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than 1% of the outstanding stock of a publicly held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation, which is engaged in any activity in which the Control Group is engaged at the time; or (b) allow the use of his name by or in connection with any business that is competitive with any activity in which the Control Group is engaged.

(b)

Throughout the period from the Grant Date to the first anniversary of the Participant’s termination of employment for any reason (the “Non-Solicit Period”), the Participant agrees that he will not, except on behalf of the Control Group or with the written consent of a member of the Control Group, offer employment to or employ, for himself or on behalf of any competitor of the Control Group, any person who at any time within the prior three years shall have been employed by the Control Group.

(c)

In the event that the Participant violates any of these restrictive covenants, (i) the Award (whether or not vested) will be cancelled and forfeited in its entirety; and (ii) to the extent the Award has vested, the Participant shall pay to the Company within 90 days of the Company’s request an amount equal to the Fair Market Value of the Shares.  The parties acknowledge that this Section 7 is fair and reasonable under the circumstances.  It is the desire and intent of the parties that the provisions of this Section 7 shall be enforced to the fullest extent permitted by law.  Accordingly, if any particular portion of this Section 7 shall be adjudicated to be invalid or unenforceable, this Section 7 shall be deemed amended to: (1) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible, (2) delete the portion found invalid or unenforceable, such reformation or deletion to apply only with respect to the operation of this Section 7 in the particular jurisdiction in which such adjudication is made.  During the Participant’s employment, the covenants contained in this Section 7 shall apply without regard to geographic location.  Upon the termination of the Participant’s employment, the covenants contained in this Section 7 shall be limited to a twenty-five (25) mile radius of any office of the Control Group.

8.	Miscellaneous:

(a)

Non-Transferability.  The Shares of Restricted Stock subject to the Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

(b)

Beneficiary.  Unless otherwise specifically designated by the Participant in writing, the Participant’s beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

(c)

No Right to Continued Service or to Awards.  The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant or interfere with or limit the right of the Company or any Affiliate to terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.

(d)

Tax Withholding.  The Company or an Affiliate, as applicable, shall have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Award.  To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant.  Unless the Participant has otherwise irrevocably elected a different method to satisfy the withholding requirement, the Participant shall be deemed to have elected to satisfy the withholding requirement by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. The Participant may elect a higher level of withholding. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(e)

Requirements of Law.  The grant of the Award shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(f)	Governing Law. The Plan and the Award Agreement shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

(g)

Award Subject to Plan.  The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.  The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant.  Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(h)

Section 409A of the Code.  This Award Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder.  For purposes of Section 409A of the Code, each payment of compensation under the Award Agreement shall be treated as a separate payment of compensation.  Any amounts payable solely on account of an involuntary termination shall be excludible from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent.  Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code.  Any reference to the Participant’s “termination” shall mean the Participant’s “separation from service”, as defined in Section 409A of the Code.  In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to

Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s termination until the expiration of six months from the date of such termination (or, if earlier, the Participant’s death).  Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such termination.

(i)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[Signature page follows]

PARTICIPANT

______________________________________Date:______________________
Signature

______________________________________
Print Name

PREMIER FINANCIAL CORP.

By: _________________________________Date:______________________

Its:_________________________________

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